Exhibit 99.1

Contact:
Jennifer Meyer
Media: 212-624-3912
Investors: 201-414-2002

WEBMD REPORTS SECOND QUARTER RESULTS

Revenue growth benefits from synergies between base business and acquired companies

ELMWOOD PARK, NJ (August 5, 2004) — WebMD Corporation (NASDAQ: HLTH) today announced financial results for the three months ended June 30, 2004.

Key Financial Highlights

Revenue for the second quarter was $281.9 million compared to $233.4 million a year ago, an increase of 20.8%. Income before taxes, non-cash and other items for the second quarter was $30.0 million or $0.09 per share compared to $30.1 million or $0.09 per share a year ago. Income from continuing operations for the second quarter was $5.8 million or $0.02 per share compared to income from continuing operations of $5.4 million or $0.02 per share a year ago. Net income for the second quarter was $5.8 million or $0.02 per share compared to a net loss of ($26.3) million or ($0.08) per share a year ago.

As of June 30, 2004, WebMD had approximately $800 million in cash, cash equivalents and long-term marketable debt securities.

“During the second quarter, we were encouraged by the revenue performance at WebMD Envoy, WebMD Health and Porex,” said Roger C. Holstein, CEO of WebMD Corporation. “Our revenue growth is beginning to benefit from the synergies between our base business and the acquired companies. Management is excited that key investment initiatives already underway should improve operating efficiency and help expand profit margins as we exit 2004.”

Segment Operating Results

WebMD Envoy revenues were $166.0 million for the second quarter compared to $118.0 million in the prior year, an increase of 40.7%. The $48.0 million increase in WebMD Envoy’s revenues includes $38.4 million of revenues from customers acquired in recent acquisitions. Income before taxes, non-cash and other items was $28.9 million compared to $22.3 million in the prior year. Operating margins declined primarily as a result of continuing costs related to our implementation efforts for HIPAA and higher transaction-related expenses, partially offset by higher operating margins of recent acquisitions. HIPAA and realignment expenses are expected to peak in the third quarter as WebMD Envoy substantially completes its remediation and integration efforts leading to expanded operating margins as it exits the year.

WebMD Practice Services revenues were $71.8 million for the second quarter compared to $76.8 million in the prior year. Income before taxes, non-cash and other items was $1.8 million compared to $6.4 million in the prior year. The results continue to be impacted by longer sales and installation cycles and lower system margins. However, as a result of key investments in customer service, information infrastructure and clinical software, WebMD Practice Services expects margins to expand in the second half of the year in a meaningful way.

WebMD Health revenues were $31.9 million for the second quarter compared to $26.5 million in the prior year, a gain of 20.0%, primarily driven by strong market acceptance of our promotional and educational programs. Income before taxes, non-cash and other items was $7.6 million compared to $6.2 million in the prior year.

Porex revenues were $20.7 million for the second quarter compared to $18.6 million in the prior year, an increase of 11.5%. Income before taxes, non-cash and other items was $6.3 million compared to $5.5 million in the prior year. These results do not include the revenues or earnings from the two Porex operating units which were divested on August 1, 2003.

“During the quarter, we have assumed a leadership role in bringing healthcare constituents together to ensure that HIPAA fulfills its promise of reducing healthcare administrative costs and increasing efficiency,” said Mr. Holstein. “In addition, the government’s proposal for transforming our healthcare system into a consumer-centric and information-rich system that connects providers, establishes electronic medical information records, and creates a portable consumer health record, rapidly aligns our business imperatives with public policy goals.”

Financial Guidance

WebMD provided updated financial guidance for the balance of 2004 in a Form 8-K furnished to the Securities and Exchange Commission today.

Analyst and Investor Conference Call

WebMD will hold a conference call with investors and analysts to discuss these results at 4:45 pm (eastern) on August 5, 2004. The call can be accessed at www.webmd.com (in the About WebMD section). A replay of the audio webcast will be available at the same web address.

ABOUT WEBMD

WebMD Corporation provides services that help physicians, consumers, providers and health plans navigate the complexity of the healthcare system. Our products and services streamline administrative and clinical processes, promote efficiency and reduce costs by facilitating information exchange, communication and electronic transactions between healthcare participants.

WebMD Health is a leading provider of online information, educational services and communities for physicians and consumers. WebMD Practice Services is a leading provider of physician practice management software and related services. WebMD Envoy is a leader in payer and healthcare provider transaction processing and reimbursement cycle management services.

Porex is a developer, manufacturer and distributor of proprietary porous plastic products and components used in healthcare, industrial and consumer applications. Porex customers include both end-users of its finished products as well as manufacturers that include Porex components in their products.

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All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding our guidance on future financial results and other projections or measures of future performance of WebMD; the amount and timing of the benefits expected from strategic initiatives and acquisitions or from deployment of new or updated technologies, products, services or applications; the prospects for new applications of porous plastics and other porous media; and other potential sources of additional revenue. These statements are based on WebMD’s current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of WebMD’s products and services; operational difficulties relating to combining acquired companies and businesses; WebMD’s ability to form and maintain mutually beneficial relationships with customers and strategic partners; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries, including matters relating to the manner and timing of implementation of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and the healthcare industry’s responses; and the ability of WebMD to attract and retain qualified personnel. Further information about these matters can be found in WebMD’s Securities and Exchange Commission filings. WebMD expressly disclaims any intent or obligation to update these forward-looking statements.

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This press release includes both financial measures in accordance with accounting principles generally accepted in the United States of America, or GAAP, as well as non-GAAP financial measures. The non-GAAP financial measures include: WebMD’s income before taxes, non-cash and other items; and related per share amounts. WebMD believes that those non-GAAP measures, and changes in those measures, are meaningful indicators of WebMD’s performance and provide additional information that WebMD management finds useful in evaluating such performance and in planning for future periods. Accordingly, WebMD believes that such additional information may be useful to investors. The non-GAAP financial measures should be viewed as supplemental to, and not as an alternative for, the GAAP financial measures. The tables attached to this press release contain historical GAAP financial measures and a reconciliation between historical GAAP and non-GAAP financial measures. WebMD is filing a Current Report on Form 8-K today containing this press release. Exhibit 99.3 to that Current Report includes a reconciliation of certain forward-looking non-GAAP information to GAAP financial information.

-Tables Follow-